Exhibit 23.3
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in Amendment No. 2 to the Registration Statement on Form S-4 of Allied World Assurance Company Holdings AG of our report dated February 22, 2011 relating to the financial statements, financial statement schedules and the effectiveness of internal control over financial reporting, which appears in Transatlantic Holdings, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2010. We also consent to the reference to us under the heading “Experts” in such Registration Statement.
/s/ PricewaterhouseCoopers LLP
New York, New York
August 10, 2011

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